                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               _________________

                                  FORM 8-K/A

                              AMENDMENT NO. 1 TO

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                 June 1, 1995

                               _________________


                                 EPITOPE, INC.
              (Exact name of Registrant as specified in charter)

                                    Oregon
                (State or other jurisdiction of incorporation)

                                    1-10492
                             (Commission File No.)

                                  93-0779127
                       (IRS Employer Identification No.)

    8505 S.W. Creekside Place
        Beaverton, Oregon                                       97008
       (Address of principal executive offices)
                                                              (Zip Code)

              Registrant's telephone number, including area code:

                                (503) 641-6115

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          The Registrant hereby amends Items 2 and 7 of its Current Report on
Form 8-K dated June 1, 1995, as follows:

Item 2.   Acquisition or Disposition of Assets.

          On June 1, 1995, the Registrant's Agritope, Inc. ("Agritope"), subsidiary sold its interest in Vinifera, Inc. ("Vinifera") to VF Holding, Inc. ("VF"), an affiliate of a Swiss investment group, for $5.9 million plus up to $5 million in earnout payments based on gross profits of Vinifera.

          The fixed purchase price is required to be paid in installments of $3.9 million on June 15, 1995, and $2 million in November 1995. Agritope has not received the first installment but has received assurances from VF that the first installment will be paid by August 1, 1995. Based on these assurances, a default has not been declared under the terms of the sale agreement. VF has also agreed to provide $4 million of operating funds to Vinifera. Agritope will provide contract research and diagnostic testing services to Vinifera and will designate a representative to serve on Vinifera's board of directors. Vinifera will lease Agritope's Woodburn, Oregon, farm and greenhouse facilities for an interim period of at least one year until it relocates its greenhouse operations nearer its major
U.S. customer base in northern California. Vinifera will also purchase administrative support services from the Registrant for a one-year transition period.

          On June 7, 1995, the Registrant's Agrimax Floral Products, Inc. ("Agrimax") indirect subsidiary completed formation of a new venture in North Carolina to conduct its Charlotte, North Carolina fresh flower business. The new unit, Fresche Blossoms L.L.C. ("FB"), will be operated by the shareholders of Universal American Flowers, Inc. ("UAF"). The parties are required to decide by August 31, 1995, whether to proceed with a merger of FB into UAF.
If the merger is consummated, Agrimax will receive an estimated 18% equity interest in the combined entity. If the merger is not consummated, FB will be liquidated and the net proceeds will be distributed to Agrimax and the other members of FB prorata in proportion to their capital accounts.

          The UAF shareholders will contribute management assistance to FB plus customer lists and retail accounts in the states of Georgia, North Carolina, South Carolina, Virginia, and Tennessee in exchange for an aggregate 60% interest in profits and losses of FB. Agrimax has contributed its Charlotte inventories, store displays and operating supplies having a book value of approximately $580,000 to FB in exchange for a 40% interest in FB's profits and losses, and Agrimax will lend FB not more than $400,000 for working capital, if needed. Agrimax also has granted FB an exclusive license to use its Fresche Blossoms', Everguard', and Fresche Blossoms Express' trademarks as well as the formula for its proprietary floral preservative. FB has hired the majority of Agrimax's Charlotte employees and subleased the Agrimax facility in Charlotte.

          UAF is a privately held company that specializes in importing and distributing high quality fresh flowers, with processing facilities in Tampa, Florida, and New Orleans, Louisiana.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)   Not applicable.

          (b)   Pro Forma Financial Information.

          The following pro forma financial information is filed as part of this report:

Condensed Consolidated Balance Sheets as of March 31, 1995

Condensed Consolidated Statements of Operations for year ended September 30, 1994, and six months ended March 31, 1995

Notes to Condensed Consolidated Financial Statements

          (c)   Exhibits.

          The exhibits filed herewith are listed in the exhibit index on Page 8 hereof.


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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EPITOPE, INC.


                                  By:   /s/Gilbert N. Miller
                                        Gilbert N. Miller
                                        Executive Vice President

Epitope, Inc.
Proforma Condensed Balance Sheets (Unaudited)

                                                     3/31/95
                                       ------------------------------------------------
                                       As Reported    Vinifera    Agrimax      Proforma
Assets
Current assets:
Cash and cash equivalents............. $13,345,962  $  777,956  $2,188,393  $16,312,311
Marketable securities.................   9,063,322                            9,063,322
Accounts receivable, net..............     469,527      (3,524)  (199,174)      266,829
Other receivables.....................     302,286        (500)    (1,605)      300,181
Inventories...........................   2,357,704    (214,992)  (613,156)    1,529,556
Prepaid expenses......................     426,656     (39,430)    (9,442)      377,784
                                       ------------------------------------------------
Total current assets                    25,965,457     519,510   1,365,016   27,849,983

Property and equipment, net...........   4,700,251             (2,113,135)    2,587,116
Patents and proprietary technology, net    480,727                              480,727
Other assets and deposits.............     502,017      (1,076)    (3,351)      497,590
Investment in unconsolidated subsidiary                         2,630,172     2,630,172

Total assets                            31,648,452     518,434  1,878,702    34,045,588

Liabilities and Shareholders' Equity
Current liabilities:
Current portion of installment
  notes payable.......................      17,758                (17,758)
Accounts payable......................     595,753    (104,308)  (118,939)      372,506
Salaries, benefits and other accrued
  liabilities                            1,418,517    (161,553)  (173,195)    1,083,769
                                        -----------------------------------------------
Total current liabilities                2,032,028    (265,861)  (309,892)    1,456,275

Long-term portion of installment
  notes payable..................           28,989                (28,989)

Convertible notes, due 1997...........   3,620,003                            3,620,003

Commitments and contingencies.........

Shareholders' equity:

Preferred stock, no par value -
  1,000,000 shares authorized;
  no shares issued or outstanding.....

Common stock, no par value -
  30,000,000 shares authorized;
  12,083,706 shares issued and
  outstanding                           88,191,642                           88,191,642
Accumulated deficit................... (62,224,210)    784,295    2,217,583 (59,222,332)
                                       ------------------------------------------------
                                       $25,967,432 $   784,295  $ 2,217,583 $28,969,310

Total liabilities/shareholders' equity $31,648,452 $   518,434  $ 1,878,702 $34,045,588

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
Epitope, Inc.
Proforma Condensed Consolidated Statements of Operations (Unaudited)

                                                     Year Ended 9/30/94
                                         --------------------------------------------------
                                         As Reported      Vinifera     Agrimax     Proforma
Revenues
Product sales..........................  $4,760,540    $  (30,880)  (2,148,113) $ 2,581,547
Grants and contracts...................      58,202                                  58,202
                                         --------------------------------------------------
                                          4,818,742       (30,880)  (2,148,113)   2,639,749

Costs and expenses
Product costs..........................   6,716,468       (30,235)  (4,544,916)   2,141,317
Research and development costs.........   6,050,206    (1,034,825)    (152,507)   4,862,874
Selling, general, and administrative
  expenses.............................   7,826,115      (554,662)  (2,271,968)   4,999,485
                                          -------------------------------------------------
                                         20,592,789    (1,619,722)  (6,969,391)  12,003,676

Loss from operations................... (15,774,047)    1,588,842    4,821,278   (9,363,927)

Other income, net......................     141,459                     75,280      216,739


Net loss...............................$(15,632,588)   $1,588,842   $4,896,558  $(9,147,188)

Net loss per share.....................$      (1.56)                                  (0.91)

Weighted average number of shares
  outstanding..........................  10,050,129                              10,050,129

                                               Six-Months Ended 3/31/95
                                       ----------------------------------------------------
Revenues                                As Reported      Vinifera    Agrimax       Proforma
Product sales..........................  $2,787,950   $   (1,247)  $(1,328,700) $ 1,458,003
Grants and contracts...................      21,465                                  21,465
                                       ----------------------------------------------------
                                          2,809,415       (1,247)   (1,328,700)   1,479,468

Costs and expenses
Product costs..........................   3,975,638         (928)  (2,353,814)    1,620,896
Research and development costs.........   3,237,228     (445,105)     (87,533)    2,704,590
Selling, general, and administrative
  expenses.............................   5,079,109     (339,509)  (1,104,936)    3,634,664
                                        ---------------------------------------------------
                                         12,291,975     (785,542)  (3,546,283)    7,960,150

Loss from operations...................  (9,482,560)     784,295    2,217,583    (6,480,682)

Other income, net......................     347,868                                 347,868


Net loss...............................  (9,134,692)    $ 784,295 $ 2,217,583   $(6,132,814)

Net loss per share.....................       (0.80)                            $     (0.54)

Weighted average number of shares
  outstanding..........................  11,372,657                              11,372,657

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EPITOPE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying condensed statements have been derived from statements previously presented in the Company's Annual Report on Form 10-K for the Year Ended September 30, 1994, and the Company's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1995, and should be read in conjunction with the financial statements and notes thereto included in such reports. Results for the six months are not necessarily indicative of the results for a full year. The accompanying proforma statements include adjustments to reflect the sale of the common stock of Vinifera, Inc. (Vinifera) and the disposition of certain operations of Agrimax, Inc. (Agrimax) as of October 1, 1993 with respect to the proforma Condensed Consolidated Statement of Operations for the year ended September 30, 1994 and October 1, 1994 with respect to the proforma Condensed Consolidated Balance Sheet as of March 31, 1995 and the proforma Condensed Consolidated Statement of Operations for the six months then ended.


As more fully described in Item 2 herein, the purchase price for the Vinifera sale is scheduled to be received in installments of $3.9 million in June 1995 and $2 million in November 1995. The Company will realize a net gain of approximately $5.5 million on the sale and will recognize that gain prorata as installments are received. The gain has not been recognized in the accompanying statements. With respect to the disposition of Agrimax, the proforma statements reflect a reclassification of the net book value of the assets of Agrimax to "Investment in Nonconsolidated Subsidiary." As more fully described in Item 2, a newly formed venture will either (1) be merged into Universal American Flowers, Inc. (UAF), based on a decision which must be made by August 31, 1995 or (2) liquidated with net proceeds distributed to the parties based upon capital accounts. If the merger is consummated, the Company will receive an estimated 18% equity in the combined entity.

                                 EXHIBIT INDEX


2.1 Stock Purchase Agreement among Vinifera, Inc., Agritope, Inc., Epitope, Inc., and VF Holding, Inc., dated as of May 31, 1995. Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated June 1, 1995.

2.2 Operating and Transition Agreement dated as of May 1, 1995, among Agrimax Floral Products, Inc., William C. McClure, Gary W. Butler, Dorothea J. Owens, Timothy C. Finn, John W. Suber, and Anthony J. Wright. Incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K dated June 1, 1995.

99.1 Press Release of Epitope, Inc., dated June 1, 1995. Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated June 1, 1995.

99.2 Press Release of Epitope, Inc., dated June 7, 1995. Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K dated June 1, 1995.

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